As filed with the Securities and Exchange Commission on March 26, 2013

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-150615)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3307935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Baker Street, Suite 200

San Mateo, California 94404

(650) 358-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2007 STOCK PLAN

2007 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Ronald A. Martell

President, Chief Executive Officer and Director

NeurogesX, Inc.

999 Baker Street, Suite 200

San Mateo, California 94404

(650) 358-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell, Esq.

Gavin T. McCraley, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-150615) of NeurogesX, Inc., a Delaware corporation (the “Company”), pertaining to the registration of an aggregate of 1,196,936 shares of common stock of the Company, $0.001 par value (the “Shares”), under the Company’s 2007 Stock Plan (854,954 Shares) and 2007 Employee Stock Purchase Plan (341,982 Shares) and the registration of an indeterminate number of additional shares which may become deliverable as a result of future adjustments to prevent dilution, which was filed with the Securities and Exchange Commission on May 2, 2008 (the “Registration Statement”).

The Company has terminated all offerings of Shares pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offering, the Company hereby removes from registration all Shares under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 26th day of March, 2013.

NEUROGESX, INC.

By:	/s/ RONALD A. MARTELL
Ronald A. Martell, President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ RONALD A. MARTELL Ronald A. Martell	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2013

/s/ STEPHEN F. GHIGLIERI Stephen F. Ghiglieri	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Executive)	March 26, 2013

/s/ GARY A. LYONS Gary A. Lyons	Executive Chairman	March 26, 2013

/s/ ANTHONY A. DITONNO Anthony A. DiTonno	Director	March 26, 2013

/s/ NEIL M. KURTZ Neil M. Kurtz	Director	March 26, 2013

/s/ ROBERT T. NELSEN Robert T. Nelsen	Director	March 26, 2013

/s/ BRADFORD S. GOODWIN Bradford S. Goodwin	Director	March 26, 2013

John A. Orwin	Director